EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended January 13, 2012

Current Month				Rolling Performance*				Rolling Risk Metrics* (Feb 2007 – Jan 2012)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	0.4%	0.5%	0.5%	-12.1%	-5.8%	2.0%	4.3%	2.0%	12.5%	-17.5%	0.2	0.2
B**	0.4%	0.5%	0.5%	-12.6%	-6.4%	1.3%	N/A	1.3%	12.5%	-19.1%	0.2	0.2
Legacy 1***	0.4%	0.6%	0.6%	-10.2%	N/A	N/A	N/A	-3.0%	10.9%	-14.2%	-0.2	-0.4
Legacy 2***	0.4%	0.6%	0.6%	-10.6%	N/A	N/A	N/A	-3.3%	10.9%	-14.5%	-0.3	-0.4
Global 1***	0.5%	0.7%	0.7%	-9.9%	N/A	N/A	N/A	-4.4%	10.2%	-14.1%	-0.4	-0.5
Global 2***	0.5%	0.6%	0.6%	-10.2%	N/A	N/A	N/A	-4.7%	10.2%	-14.8%	-0.4	-0.6
Global 3***	0.4%	0.6%	0.6%	-11.7%	N/A	N/A	N/A	-6.5%	10.2%	-18.8%	-0.6	-0.8

S&P 500 Total Return Index****	0.9%	2.6%	2.6%	2.3%	18.5%	0.0%	3.3%	0.0%	18.9%	-50.9%	0.1	0.0
Barclays Capital U.S. Long Gov Index****	1.8%	0.0%	0.0%	31.8%	10.7%	11.0%	8.8%	11.0%	12.6%	-12.3%	0.9	1.6

*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	28%					26%
Energy	17%	Long	Brent Crude Oil	4.5%	Long	16%	Long	Brent Crude Oil	4.4%	Long
			Gas Oil	3.4%	Long			Gas Oil	3.2%	Long
Grains/Foods	6%	Short	Coffee	0.9%	Short	6%	Short	Sugar	0.8%	Short
			Sugar	0.8%	Short			Coffee	0.8%	Short
Metals	5%	Short	Copper	1.3%	Long	4%	Short	Copper	1.2%	Long
			Aluminum	1.1%	Short			Aluminum	1.1%	Short
FINANCIALS	72%					74%
Currencies	23%	Long $	Euro	3.4%	Short	24%	Long $	Euro	3.8%	Short
			Australian Dollar	2.0%	Long			Australian Dollar	2.1%	Long
Equities	23%	Long	S&P 500	9.2%	Long	23%	Long	S&P 500	9.3%	Long
			Russell 2000	2.2%	Long			Russell 2000	2.2%	Long
Fixed Income	26%	Long	Bunds	7.2%	Long	27%	Long	Bunds	7.3%	Long
			U.S. Treasury Bond	3.6%	Long			U.S. 10-Year Treasury Notes	3.7%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Natural gas prices fell to 28-month lows following reports of growing inventories to an already oversupplied market and above-average temperatures in the U.S.  In the crude oil markets, the bearish effect of Eurozone debt concerns outweighed the bullish impact of tension between Iran and western nations, driving prices nearly 3% lower for the week.

Grains/Foods
U.S. grains markets predominantly declined following reports from the U.S. Department of Agriculture showing upward revisions to supply forecasts.  Livestock markets rose in response to heavy buying by traders attempting to lock-in profits from recent downtrends by covering short positions.  Coffee markets rallied as dry weather in Brazil continued to put pressure on supply forecasts.

Metals
Speculators drove the base metals markets higher because of reports of slowing inflation in China, which could provide room for the Chinese government to ease monetary policy.  Gold markets rose nearly 1% based on data showing increased demand from Asia.

Currencies
The euro declined against counterparts following news Standard and Poor’s was downgrading French debt by one rating to AA+.  The U.S. dollar benefitted from the euro’s decline as investors sought safe-haven assets to protect against ongoing turmoil in Europe.  The British pound fell against major currencies as data showed a larger-than-expected trade deficit for November.

Equities
Global equity markets predominantly moved higher as optimism surrounding the global economy, supported by beliefs the Chinese Government would take action to spur growth, resulted in buying.  Forecasts for strong upcoming earnings reports also added to gains in the equity markets.

Fixed Income
U.S. fixed-income markets posted strong profits last week as the downgrading of French debt supported safe-haven demand.  Weaker-than expected results from a recent Italian bond auction also helped drive Treasury prices higher.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset):  A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.